              SECURITY NATIONAL FINANCIAL CORPORATION

                  5300 South 360 West, Suite 310
                    Salt Lake City, Utah 84123

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Security National Financial Corporation (the
"Company"), a Utah corporation, will be held on November 7, 1996, at 5258 Pinemont Drive, Suite B, Salt Lake City, Utah, at 12:00 noon, Mountain Standard Time, to consider and act upon the following:

    1. To elect a Board of Directors consisting of nine directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining six directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

    2. To amend the Company's Articles of Incorporation as follows: (i) to provide for a two-for-one stock split involving only Class C Common Stock; (ii) to reduce the par value of Class C Common Stock from $.40 par value to $.20 par value; (iii) to reduce the exchange rate for converting Class C Common Stock to Class A Common Stock from five shares to ten shares of Class C Common Stock for each share of Class A Common Stock; (iv) to reduce the cash dividends received by Class C shares from 18% to 9% of the per share cash dividends received by Class A shares; (v) to reduce the distributions to Class C Shares in the event of a liquidation from 18% to 9% of the per share distributions received by Class A shares; and (vi) to provide for the issuance of shares of Class C Common Stock under a stock option plan;

    3.  To amend the Company's 1993 Stock Option Plan as follows:
    (i) to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C Common Stock; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on October 4, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                 By Order of the Board of Directors


                 s/s William C. Sargent
                 William C. Sargent, Senior Vice President and Secretary

Salt Lake City, Utah, September 27, 1996

             SECURITY NATIONAL FINANCIAL CORPORATION

                  5300 South 360 West, Suite 310
                    Salt Lake City, Utah 84123

                          PROXY STATEMENT

                  Annual Meeting of Stockholders
                  To Be Held on November 7, 1996

                        GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on November 7, 1996, at 5259 Pinemont Drive, Suite B, Salt Lake City, Utah, at 12:00 noon, Mountain Standard Time, or at any adjournment or postponements thereof (the "Annual Meeting"). The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class and six nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at its above address. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy. This Proxy Statement and accompanying Proxy Card were mailed to stockholders on or about September 27, 1996.

   Your vote is important.  Please complete and return the Proxy
Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

   If a shareholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person(s) representing the shareholder.

   The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

   The matters to be brought before the Annual Meeting are (1) the election of directors to serve for the ensuing year, (2) the approval of the proposed amendments to the Company's Articles of Incorporation, (3) the approval of the proposed amendments to the Company's 1993 Stock Option Plan, and (4) any other business as may properly come before the Annual Meeting.

                         VOTING SECURITIES

   Only holders of record of Common Stock at the close of business on October 4, 1996, will be entitled to vote at the Annual Meeting. As of June 30, 1996, there were issued and outstanding 3,256,905 shares of Class A Common Stock, $2.00 par value per share, and 2,354,791 shares of Class C Common Stock $.40 par value per share resulting in a total of 5,611,696 shares of both Class A and Class C Common Stock outstanding. A majority of the outstanding shares (2,805,849) of Common Stock will constitute a quorum for the transaction of business at the meeting.

   The holders of either class of Common Stock of the Company are entitled to one vote per share. Cumulative voting is not permitted in the election of directors.

   The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for three of the nine directors to be elected (the nominees to be voted upon by the Class A stockholders separately consist of Messrs. Scott M. Quist, Charles L. Crittenden and Sherman B. Lowe). The remaining six directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. George R. Quist, William C. Sargent, R.A.F. McCormick, H. Craig Moody, W. Lowell Steen, and Nathan H. Wagstaff). For the other business to be conducted at the Annual Meeting, the Class
A and Class C common stockholders will vote together, one vote per share. Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

                       ELECTION OF DIRECTORS

   There are three committees of the Board of Directors which meet periodically during the year: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board of Directors does not have a Nominating Committee.

   The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, granting of options under the stock option plans and creating other employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe, George R. Quist and W. Lowell Steen. During 1995 the Compensation Committee met on two occasions.

   The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe, and Nathan H. Wagstaff. During 1995 the Audit Committee met on one occasion.

   The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R.
Quist, Scott M. Quist, and William C. Sargent.  During 1995 the
Executive Committee met on four occasions.

   During 1995 there were six meetings of the Company's Board of Directors.

   The Company's By-laws provide that the Board of Directors shall consist of not less than three nor more than eleven members. The term of office of each director is for a period of one year or until the election and qualification of his successor. Directors need not be a resident of the State of Utah but must be a stockholder of the Company.

   The size of the Board of Directors of the Company for the coming year is nine members. Unless authority is withheld by your Proxy, it is intended that the Common Stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.

The Nominees

   The nominees to be elected by the holders of Class A Common
Stock are as follows:

                                                Position(s)
      Name          Age    Director Since    with the Company
  --------------   ----    ---------------  ---------------------
  Scott M. Quist    42     May 1986         First Vice President,
                                            General Counsel,
                                            Treasurer and Director
  Charles L.
     Crittenden     76     October 1979     Director

  Sherman B. Lowe   81     October 1979     Director

  The nominees for election by the holders of Class A and Class
C Common Stock, voting together, are as follows:

                                                Position(s)
      Name          Age    Director Since    with the Company
  ---------------  ----    --------------   ---------------------
  George R. Quist   75     October 1979     Chairman of the Board,
                                            President and Chief
                                            Executive Officer
  William C.
     Sargent        67     February 1980    Senior Vice President,
                                            Secretary and Director

  R.A.F. McCormick  82     October 1979     Director

  H. Craig Moody    42     September 1995   Director

  W. Lowell Steen   81     October 1979     Director

  Nathan H.
     Wagstaff       75     October 1979     Director

  The following is a description of the business experience of each of the nominees and directors.

   George R. Quist, age 75, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since October 1979. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. From 1960 to 1964, he was Treasurer and Executive Vice President of Pacific Guardian Life Insurance Company. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

   William C. Sargent, age 67, has been Senior Vice President of the Company since 1980, Secretary since October 1993, and a director since February 1980. Prior to that time, he was employed by Security National as a salesman and agency superintendent.

   Scott M. Quist, age 42, has been the Company's General Counsel since 1982, a Vice President since 1983, the Treasurer since October 1993, and a director since May 1986. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Main, & Co., in Dallas, Texas. Since 1986 he has been a director of The National Association of Life Companies, a trade association of 642 insurance companies and its Treasurer until its merger with the American Council of Life Companies. Mr. Quist is currently a member of the Board of Governors of the Forum 500 Section (representing small companies) of the American Council of Life Insurance. Mr. Quist has also been a director since November 1993 of Key Bank of Utah.

   Charles L. Crittenden, age 76, has been a director of the Company since October 1979. Mr. Crittenden is sole stockholder of Crittenden Paint & Glass Company since 1958. He is a 50% stockholder of Crittenden Enterprises, a real estate development company and Chairman of the Board of Linco, Inc.

   Sherman B. Lowe, age 81, has been a director of the Company since October 1979. Mr. Lowe was formerly President and Manager of Lowe's Pharmacy located in Salt Lake City, Utah, for the past
30 years. He is now retired. He is a one-third owner of Burton-Lowe Ranches, a general partnership.

   R.A.F. McCormick, age 82, has been a director of the Company since October 1979. He is the past Vice President of Sales for Cloverclub Foods, a food processing company. He is now retired.

   H. Craig Moody, age 42, was elected a director of the Company on September 25, 1995. Mr. Moody is owner of Moody & Associates, a company which is involved in political consulting and real estate. He is a former Speaker and Majority Leader of the House of Representatives of the State of Utah.

   W. Lowell Steen, age 81, has been a director of the Company since October 1979. He has been a real estate investment broker for the last 13 years. Prior to that time, he was a large-scale rancher and food processor. Currently, he is President and sole stockholder of Lowell Steen, Inc., a real estate company.

   Nathan H. Wagstaff, age 76, has been a director of the Company since October, 1979. He has served as President and Chairman of the Board of Directors of Nate Wagstaff Company, Inc., since 1975. He has also served as President and General Manager of

Western States Distribution Company, Highland Petroleum Company,
Inc., and Holiday Oil Company. Mr. Wagstaff is the sole stockholder of Nate Wagstaff Company, Inc., an oil distribution company.

Executive Officers

   The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for the first three individuals are set forth above):


         Name           Age                     Title
   ----------------    -----    ----------------------------------
   George R. Quist 1     75      Chairman of the Board, President
                                 and Chief Executive Officer

   Scott M. Quist 1      42      First Vice President, General
                                 Counsel and Treasurer

   William C. Sargent   67       Senior Vice President and Secretary

   1 George R. Quist is the father of Scott M. Quist.

   The Board of Directors of the Company has a written procedure which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

   No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 1995 or 1994 other than employment arrangements or as described above.

   None of the Directors are board members of any other company having a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended, with the exception of Scott M. Quist, who is a director of Key Bank of Utah. All directors of the Company hold office until the next annual meeting of stockholders, until their successors have been elected and qualified, or until their earlier resignation or removal.

          PRINCIPAL STOCKHOLDERS AND STOCK HOLDINGS OF MANAGEMENT

   The following table sets forth security ownership information of the Company's Class A and Class C Common Stock as of June 30, 1996, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C Common Stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.


                                                                Class A
                      Class A              Class C             and Class C
                   Common Stock          Common Stock          Common Stock
 Name and     -------------------   -----------------       ------------------
Address of      Amount                Amount                Amount
Beneficial   Beneficially Percent  Beneficially Percent  Beneficially  Percent
  Owner         Owned     of Class    Owned     of Class    Owned      of Class
- ------------  ---------  --------- ------------ -------- ------------  --------
George R. Quist (1)(2)
4491 Wander Lane
Salt Lake City,
 Utah 84117      233,758      7.2     1,168,682      49.6   1,402,440    25.0

William C. Sargent (1)(2)
4974 Holladay Blvd.
Salt Lake City,
 Utah 84117       63,903      2.0       139,252       5.9     203,155     3.6

Employee Stock
 Ownership Plan(3)
5300 South 360 West
 Suite 310
Salt Lake City,
 Utah 84123      623,358     19.1       496,300      21.1   1,119,658    20.0

Charles L. Crittenden
248 - 24th Street
Ogden, Utah 84404  -0-        -0-        77,232       3.3      77,232     1.4

Sherman B. Lowe
2197 South 2100 East
Salt Lake City,
 Utah 84109       18,361       *        84,404        3.6     102,765     1.8

R.A.F. McCormick (1)
400 East
  Crestwood Road
Kaysville,
  Utah 84037      8,806        *        44,035        1.9      52,841      *


                                                                      Class A
                      Class A               Class C                and Class C
                    Common Stock          Common Stock            Common Stock
 Name and          --------------      ----------------        ----------------
Address of    Amount                  Amount                 Amount
Beneficial  Beneficially  Percent  Beneficially  Percent  Beneficially  Percent
  Owner        Owned     of Class     Owned      of Class   Owned      of Class
- ----------  ------------ --------- ------------  -------- ------------ --------
H. Craig Moody
1782 East
 Faunsdale Dr.
Sandy,
 Utah 84092      106        *           -0-         -0-       106         *

Scott M. Quist
7 Wanderwood Way
Sandy,
 Utah 84094   68,127       2.1       23,348        1.0     91,475       1.6

W. Lowell Steen
12705 SE River Rd.
Apt. 402S
Portland,
 Oregon 97222    210        *           767         *        977        *

Nathan H. Wagstaff
2131 King Street
Salt Lake City,
   Utah
     84109    21,993        *        82,809        3.5   104,802       1.9

Associated
 Investors(4)
5300 So. 360 W.
 Suite 310
Salt Lake City,
   Utah 84123  65,347      2.0      211,306       9.0    276,653       4.9

All directors
 and executive
 officers
 (9 persons)  415,264     12.8    1,620,529      68.8  2,035,793      36.3

*   Less than one percent


 (1) Does not include 623,358 shares of Class A Common Stock and 496,300 shares of Class C Common Stock owned by the Company's Employee Stock Ownership Plan (ESOP), of which
         George R. Quist, William C. Sargent and R.A.F. McCormick are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

 (2)     The number of shares shown in the table for George R.
         Quist and William C. Sargent does not include 65,347 shares of Class A Common Stock and 211,306 shares of Class C Common Stock owned by Associated Investors, a
         Utah general partnership, of which these individuals are the managing partners and, accordingly, exercise shared voting and investment powers with respect to such shares.

 (3) The trustees of the Employee Stock Ownership Plan (ESOP) are George R. Quist, William C. Sargent and R.A.F.
         McCormick, who exercise shared voting and investment powers.

 (4)     The managing partners of Associated Investors are George
         R. Quist and William C. Sargent, who exercise shared voting and investment powers.

   The Company's officers and directors, as a group, own beneficially approximately 36.2% of the outstanding shares of the Company's Class A and Class C Common Stock.

                      Executive Compensation

   The following table discloses compensation received by the Company's Chief Executive Officer and the three other most highly compensated executive officers who were serving as executive officers at December 31, 1995.

                    Summary Compensation Table


Annual Compensation
- -------------------                                Other
                                                  Annual
Name and                                          Compen-
Principal Position     Year     Salary    Bonus  sation(2)
- ------------------    -----    --------  ------  ---------
George R. Quist(1)
 Chairman of the
 Board, President     1995  $104,469  $15,303   $2,400
 and Chief            1994   102,245   15,303    2,400
 Executive Officer    1993   101,223   15,303    2,400

William C. Sargent
 Senior Vice
 President,           1995    77,538   11,725    4,500
 Secrtary and         1994    82,777   10,725    4,500
 Director             1993    79,842    7,725    4,500

Scott M. Quist(1)
 First Vice
 President, General   1995    84,871   13,000    7,200
 Counsel, Treasurer   1994    82,502   12,000    7,200
 and Director         1993    73,518    9,246    7,200

                                         Long-Term
                                        Compensation
                                        ------------
                                Awards     Payouts
                                ------     -------      All
                                 Stock                 Other
Name and                        Options   Incentive   Compen-
 Principal Position    Year    (Shares)    Payouts   sation(3)
- -------------------   -----   ---------   --------- ----------
George R. Quist(1)    1995      2,625        0       5,937
 Chairman of the      1994      2,500        0       8,263
 Board, President     1993     50,000        0      14,600
 and Chief
 Executive Officer

William C. Sargent    1995      2,100        0       2,100
 Senior Vice          1994      2,000        0       4,020
 President,           1993     40,000        0       8,608
 Secretary and
 Director

Scott M. Quist(1)     1995      3,149        0       2,206
 First Vice           1994      3,000        0       3,924
 President,           1993      2,856        0       7,422
 General Counsel
 Treasurer and
 Director
_____________________________

 (1)     George R. Quist is the father of Scott M. Quist.

 (2) The amounts indicated under "Other Annual Compensation" for 1995 consist of payments related to the operation of automobiles by the named executive officers. However such payments do not include the furnishing of an automobile by the Company to George R. Quist, William C.
         Sargent and Scott M. Quist nor the payment of insurance and property taxes with respect to the automobiles operated by the named executive officers.

 (3)     The amounts indicated under "All Other Compensation" for
         1995 consist of (a) amounts contributed by the Company into a trust for the benefit of the named executive officers under the Employee Stock Ownership Plan (George
         R. Quist, $1,200; William C. Sargent, $893; and Scott M.
         Quist, $991); (b) insurance premiums paid by the Company with respect to a group life insurance plan for the benefit of the named executive officers ($2,522 for all named executive officers as a group, or $92 for George
         R. Quist, $1,215 for William C. Sargent and Scott M.
         Quist, and $1,215 for each individual officer); and (c) life insurance premiums paid by the Company for the benefit of the family of Mr. George R. Quist ($4,645).

   The Company's Board of Directors has a written procedure which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

   No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof, has engaged in any business transactions with the Company or its subsidiaries during 1994 or 1995 other than as described herein.

                         Retirement Plans

   George R. Quist, who has been Chairman, President and Chief Executive Officer of the Company since 1979, has a Deferred Compensation Agreement, dated December 8, 1988, with the Company (the "Compensation Agreement"). This Compensation Agreement provides upon Mr. Quist's retirement the Company shall pay him $50,000 per year as an annual retirement benefit for a period of 10 years from the date of retirement; and upon his death, the remainder of such annual payments shall be payable to his wife, if she survives him.

   The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him.

                          Director's Fees

   Directors of the Company (but not including directors who are employees) are paid a director's fee of $7,200 per year by the Company and are reimbursed for any travel expenses incurred in attending Board meetings. No additional amounts are paid by the Company for committee participation or special assignments.

                   Employee Stock Ownership Plan

   Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the Ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

   Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan. Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service). The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the Ownership Plan has approximately 95 participants and had contributions payable to the Plan in 1995 of $21,914. Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee. Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship. The Ownership Plan Committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time. The trustees of the trust fund under the Ownership Plan are Messrs. R.A.F. McCormick, George R. Quist, and William C. Sargent, all directors of the Company.

                 1987 Incentive Stock Option Plan

   In 1987, the Company adopted the 1987 Incentive Stock Option Plan (the 1987 Plan). The 1987 Plan provides that shares of the Class A Common Stock of the Company may be optioned to certain officers and key employees of the Company. The Plan establishes a Stock Option Plan Committee which selects the employees to whom the options will be granted and determines the price of the stock. The Plan establishes the minimum purchase price of the stock at an amount which is not less than 100% of the fair market value of the stock (110% for employees owning more than 10% of the total combined voting power of all classes of stock). The Plan provides that if additional shares of Class A Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Class A Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion. The Plan terminates ten years from its effective date and options granted are non-transferable. The Plan also includes a Stock Appreciation Right which permits the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

                 YEAR-END VALUES OF STOCK OPTIONS

                Number of Securities          Value of Unexercised
           Underlying Unexercised Options     In-The-Money Options
                at Fiscal Year-End           at Fiscal Year-End(1)
           -------------------------------   ----------------------
 Name        Exercisable Unexercisable  Exercisable Unexercisable
- ---------    ----------- -------------  ----------- -------------
Scott M.
  Quist            66,134         0         $191,449        0

All executive
officers and key
employee option
recipients as
a group
(4 persons)       119,603         0         $354,657        0

(1) The value of options equals the market value of Security National Financial Corporation common stock at December 31, 1995 ($5.38 per share), minus the exercise price of options, and includes only those options the exercise price of which was less than market value at year-end.

                      1993 Stock Option Plan

    On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the "1993 Plan"), which reserves shares of Class A Common Stock for issuance thereunder. The 1993 Plan was approved at the annual meeting of the stockholders held on June 21, 1993. The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

    The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options," as defined under
Section 422A of the Internal Revenue Code of 1986 (the "Code"), and "non-qualified options" may be granted pursuant to the 1993 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors.

    The options granted on April 29, 1993, were to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

    The 1993 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales effected under the 1993 Plan are to be determined by the Board of Directors or its committee. The Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. No options may be exercised for a term of more than ten years from the date of grant. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

    The 1993 Plan has a term of ten years. The Board of Directors may amend or terminate the 1993 Plan at any time.

                 YEAR-END VALUES OF STOCK OPTIONS

                Number of Securities         Value of Unexercised
           Underlying Unexercised Options    In-The-Money Options
                 at Fiscal Year-End          at Fiscal Year-End(1)
           ------------------------------    ---------------------
Name         Exercisable Unexercisable  Exercisable   Unexercisable
- ---------    ----------- -------------  -----------   -------------
George R.
  Quist        139,125         0          $224,492          0

William C.
  Sargent       68,985         0          $151,139          0


(1)   The value of options equals the market value of Security
      National Financial Corporation common stock at December 31,
      1995 ($5.38 per share), minus the exercise price of options, and includes only those options with an exercise price less than market value at year-end.

       PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION

   The proposed amendments would revise the Articles of Incorporation to provide for a two-for-one forward stock split involving only Class C Common Stock. This amendment would increase the number of outstanding shares of Class C Common Stock from 2,354,791 shares to 4,709,582 shares. There are currently outstanding 3,256,905 shares of Class A Common Stock. In 1987, prior to the Company's public offering of Class A Common Stock, there were outstanding 1,297,763 shares of Class A Common Stock and 1,793,357 shares of Class C Common Stock. This ratio of Class A shares to Class C shares has been significantly altered since 1987 primarily due to the issuance of additional Class A shares by the Company in connection with the Company's public offering in 1987 and a number of acquisitions the Company has completed since 1987 in which Class A shares were issued as part of the consideration for such acquisitions.

   On account of the proposed amendment providing for a two-for-one stock split of Class C Common Stock, amendments to the Articles of Incorporation have also been proposed to reduce the par value of Class C Common Stock from a $.40 par value to a $.20 par value and to reduce the exchange rate for converting Class C Common Stock to Class A Common Stock from five shares to ten shares of Class C Common Stock for each share of Class A Common Stock. Further, the two-for-one stock split requires the Articles of Incorporation to be amended to reduce the cash dividends received by Class C shares in the event the Company pays a cash dividend from 18% to 9% of the per share cash dividends received by Class A shares, and to reduce the distributions to Class C shares in the event of a liquidation from 15% to 9% of the per share distributions received by Class
A shares.

   Finally, the proposed amendments to the Articles of Incorporation provide for the issuance of shares of Class C
Common Stock under a stock option plan. Currently, only shares of Class A Common Stock can be issued under a stock option plan.

   The Board of Directors recommends a vote "for" the amendments to the Articles of Incorporation as follows: (i) to provide for a two-for-one stock split involving only Class C Common Stock;
(ii) to reduce the par value of Class C Common Stock from $.40 par value to $.20 par value; (iii) to reduce the exchange rate for converting Class C Common Stock to Class A Common Stock from five shares to ten shares of Class C Common Stock for each share of Class A Common Stock; (iv) to reduce the cash dividends received by Class C shares from 18% to 9% of the per share cash dividends received by Class A shares; (v) to reduce the distributions to Class C Shares in the event of a liquidation from 18% to 9% of the per share distributions received by Class
A shares; and (vi) to provide for the issuance of shares of Class C Common Stock under a stock option plan.

         PROPOSED AMENDMENTS TO THE 1993 STOCK OPTION PLAN

   The proposed amendments would revise the 1993 Stock Option Plan (the "Option Plan") to provide that the stock subject to options, awards and purchases thereunder would include Class C Common Stock. The Option Plan currently only allows the issuance of Class A Common Stock in connection with options, awards and purchases. The proposed amendments would also increase the number of shares of Class A Common Stock reserved for insurance under the Option Plan from 300,000 Class A shares to 600,000 Class A shares. Of the 300,000 shares of Class A Common Stock currently reserved for issuance under the Option Plan, the Board of Directors has granted options to certain officers of the Company to purchase 208,110 Class A shares.

   The Board of Directors recommends a vote "for" the amendments to the 1993 Stock Option Plan to provide that the stock subject to options, awards and purchases thereunder shall include Class C Common Stock and to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 300,000 Class A shares. The Board of Directors believes that these amendments will further assist the Company in attracting and retaining the best available persons for positions of substantial responsibility by providing its officers and key employees with additional incentives to contribute to the Company's success.

                           OTHER MATTERS

   The Company knows of no other matters to be brought before the Annual Meeting; but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

              ANNUAL REPORT AND FINANCIAL STATEMENTS

   You are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 1995. The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995. Such requests should be directed to Mr. William C. Sargent, Senior Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS FOR ANNUAL
MEETING TO BE HELD IN JULY, 1997

   Any proposal by a stockholder to be presented at the Company's next Annual Meeting expected to be held in July, 1997, must be received at the offices of the Company, P.O. Box 57250, Salt Lake
City, Utah 84157-0250, no later than December 31, 1996.

     PROXY  -  SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                       CLASS C COMMON STOCK

   The undersigned Class C common stockholder of Security National Financial Corporation acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on November 7, 1996, at 5258 Pinemont Drive, Suite B, Salt Lake City, Utah, at 12:00 noon Mountain Standard Time, and hereby appoints Messrs. George R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said Annual Meeting of stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

1. Election of six of the nine directors to be voted upon by Class A and Class C common stockholders together:

    [ ] FOR all nominees listed below (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

      George R. Quist, William C. Sargent, R.A.F. McCormick,
      H.Craig Moody, W. Lowell Steen, Nathan H. Wagstaff,

2. To amend the Articles of Incorporation as follows: (i) to provide for a two-for-one stock split involving only Class C Common Stock; (ii) to reduce the par value of Class C Common Stock from $.40 par value to $.20 par value; (iii) to reduce the exchange rate for converting Class C Common Stock to Class A Common Stock from five shares to ten shares of Class C Common Stock for each share of Class a Common Stock; (iv) to reduce the cash dividends received by Class C shares from 18% to 9% of the per share cash dividends received by Class A shares; (v) to reduce the distributions to Class C Shares in the event of a liquidation from 18% to 9% of the per share distributions received by Class A shares; and (vi) to provide for the issuance of shares of Class C Common Stock under a stock option plan;

3. To amend the 1993 Stock Option Plan as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases shall include Class C Common Stock; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

            (Continued on Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1
ABOVE AND FOR PROPOSAL 2.

Dated this          day of            , 1996

- -------------------------------------------------------------------------
Signature

- --------------------------------------------------------------------------
Signature









    Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities Dealers or other representatives please state the number of shares voted by this Proxy.

      PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                       CLASS A COMMON STOCK

    The undersigned Class A common stockholder of Security National Financial Corporation acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on November 7, 1996, at 5258 Pinemont Drive, Suite B, Salt Lake City, Utah, at 12:00 noon, Mountain Standard Time, and hereby appoints Messrs. George R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said Annual Meeting of stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

1. Election of three directors by Class A common stockholders voting separately as a class:

       [ ] FOR all nominees listed below (except as marked to the contrary below)

       [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

    Scott M. Quist, Charles L. Crittenden, Sherman B. Lowe

2. Election of the remaining six directors to be voted upon by Class A and Class C common stockholders together:

       [ ] FOR all nominees listed below (except as marked to the contrary below)

       [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

    George R. Quist, William C. Sargent, R.A.F. McCormick,
    H. Craig Moody, W. Lowell Steen, Nathan H. Wagstaff

3. To amend the Articles of Incorporation as follows: (i) to provide for a two-for-one stock split involving only Class C Common Stock; (ii) to reduce the par value of Class C Common Stock from $.40 par value to $.20 par value; (iii) to reduce the exchange rate for converting Class C Common Stock to Class A Common Stock from five shares to ten shares of Class C Common Stock for each share of Class A Common Stock; (iv) to reduce the cash dividends received by Class C shares from 18% to 9% of the per share cash dividends received by Class A shares; (v) to reduce the distributions to Class C Shares in the event of a liquidation from 18% to 9% of the per share distributions received by Class A shares; and (vi) to provide for the issuance of shares of Class C Common Stock under a stock option plan;

4. To amend the 1993 Stock Option Plan as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 300,000 Class A shares to 500,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases shall include Class C Common Stock; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

                     (Continued on Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 and 2 ABOVE AND FOR PROPOSAL 3.

Dated this            day of              , 1996

- ----------------------------------------------------------------------
Signature

- ----------------------------------------------------------------------
Signature









   Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities Dealers or other representatives please state the number of shares voted by this Proxy.